UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 10, 2008

NCI BUILDING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On December 10, 2008, NCI Building Systems, Inc. (“NCI”) issued a press release announcing NCI’s financial results for the quarter ended November 2, 2008. A copy of the press release is attached as Exhibit 99.1.

NCI’s press release included adjusted EBITDA and adjusted Earnings Per Share, which are non-GAAP financial measures. NCI reports these measures because they are widely accepted financial indicators in the metal construction industry of a company’s profitability, ability to finance its operations, and meet its growth plans. Adjusted EBITDA is also used by NCI internally to make acquisition and investment decisions. Adjusted EBITDA is calculated based on the terms contained in NCI’s senior credit agreement. Adjusted Earnings Per Share excludes the dilutive impact of NCI’s convertible notes from each period, if any, because the dilutive effect of the convertible notes is dependent entirely upon NCI’s stock price and not on underlying operational results. Adjusted Earnings Per Share is therefore used by management and provided to investors to provide comparability between periods of underlying operational results. Adjusted EBITDA and adjusted Earnings Per Share should not be considered in isolation or as substitutes for net income, debt or earnings per share determined in accordance with generally accepted accounting principles in the United States.

The information in this Item 2.02 and Exhibit 99.1 attached to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended or the Exchange Act, except if NCI expressly states that such information is to be considered “filed” under the Exchange Act or incorporates it by specific reference in such filing.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On November 3, 2008, subsequent to our fiscal year end, our executive management approved a plan to close two engineered building systems manufacturing plants and on November 10, 2008, approved a plan to close one engineered building systems manufacturing plant. The purpose of these closures is to rationalize our least efficient facilities and to retool certain of these facilities to allow us to better utilize our assets and expand into new markets or better provide products to our customers, such as insulated panel systems. We expect to incur total restructuring and facility closure costs of $2.3 million. Of this amount, $0.9 million relates to employee or severance costs, $1.2 million relates to asset relocation or impairment costs and $0.2 million relates to other costs. Impairment charges related to the restructuring during fiscal 2008 were $0.2 million and are included in cost of goods sold. Most of the remaining charges are expected to be recorded in the first quarter of fiscal 2009. We have also closed one metal components manufacturing plant during our fourth quarter of fiscal 2008 but did not incur material charges as a result of this closure.

Item 2.06.	Material Impairments.

The disclosures under Item 2.05 are incorporated by reference into this Item 2.06.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated December 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Mark E. Johnson
Name:	Mark E. Johnson
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Dated: December 10, 2008